# Wound Management Technologies, Inc.

**(OTC BB: WNDM)**

***Leading licensor, provider and distributor of wound care products to healthcare providers (physicians, clinics, hospitals, homecare, long term care and DME), and a vast secondary consumer market.***

# Disclaimer®

This presentation contains forward-looking statements, including financial and other information relating to Wound Management Technologies (The Company). The information has been assembled by the Company solely for informational purposes and does not purport to contain all information that an interested party may desire. Recipients of this presentation are cautioned not to place undue reliance on the information set forth in the following pages. The Company makes no representation or warranty as to the accuracy or completeness of the information contained herein or that information relating to forward-looking transactions described herein will be completed on the terms set out below or completed at all.

# Executive Overview

- Wound Management Technology, Inc. (TK: WNDM.ob), through its wholly owned subsidiary, Wound Care Innovations LLC, is a leading provider of wound care products to direct users and distributors in the wound market place.
- Market capitalization: $73.5 million (Stock price: $2.70 per share)
- Shares Outstanding: Approximately 27.23 million
- The Company's primary focus is to maximize cash flow for its investors through the licensing and distribution of wound care products to the diabetic community and other users of such products.
- The Companies leading product is CellerateRX, a patented activated form of collagen which is the only one on the market that provides the inherent active properties of collagen to the body immediately.
- With current the distribution and customer base the Company is highly confident that they will be profitable for the second quarter of 2009 onward.
- The Company is in the process of expanding its product mix to further enhance shareholder value and capitalize on its current distribution network
- The Company is currently in the process of preparing for a listing on the NYSE Alternext by year 2009.

# Wound Care Innovations, LLC

- Wound Care Innovations, LLC a wholly owned subsidiary of Wound Management Technology, Inc. brings to the wound care arena a unique and dynamic mix of expertise, products, procedures and service.
- The patented Activated Collagen found in CellerateRX® products is ideally prepared for immediate use by the body, and kick starts critical would healing processes in the wound bed immediately
- These products are FDA cleared for the following indications:
  - pressure ulcers (Stages I-IV)
  - surgical wounds
  - venous stasis ulcers
  - traumatic wounds
  - diabetic ulcers
  - first & second degree burns
  - ulcers resulting from arterial insufficiency
  - superficial wounds


GEL
Cellerate RX
ACTIVATED COLLAGEN
GEL
Cellerate RX
ACTIVATED COLLAGEN

- Clinical research has shown that collagen is more than just the most prevalent component of skin. It offers structural support, and has the capabilities to actively assist in the body's wound healing processes.
- Collagen has been proven to trigger every critical process involved in the body's healing of wounds and help establish balance in the wound bed.
- Patents (7): 2312558; 6476005 B1; 6541460 B2; 5929050; 6645948 B2; 457/499; 6136341

# Why CellerateRX®

- Until now, collagen has always been presented to the body in an intact, native form which requires days for the body to break down and prepare the collagen for use.

- The patented Activated Collagen found in CellerateRX® products is ideally prepared for immediate use by the body, and kick starts critical would healing processes in the wound bed immediately.

- Activated Collagen is a disruptive technology, enabling products which:

  - Out perform other collagen products;

  - Deliver unparalleled, comprehensive results as an active dressing capable of supporting natural debridement, managing infection, and controlling drainage while actively stimulating the body's healing processes;

  - Have unprecedented range of use in every wound phase and state;

  - Are peerless in simplicity of use and application as an advanced therapy;

  - Significantly reduce the costs of wound care therapies;

  - Are incredibly safe and are biocompatible and biodegradable;

  - Can be used with all other current wound care therapies and can increase the efficacy of many other, expensive advanced therapies.

# Product Expansion / Business Development

- The Company is deep in discussions to acquire additional products that are focused on the wound care market:
  - CellerateRX with PSGAG (Polysulfated Glycosaminoglycan)
  - PSGAG
  - Shingles pain product
  - Bonewax

- The Company is also looking to further its expansion into the wound care and diabetic marketplace including:
  - In discussions to license an FDA approved dental product for the diabetic community
  - Further expand its pain and wound products focusing on niche market opportunities.
  - Expand its distribution base globally and domestically through joint ventures, distribution agreements and licensing agreements.
  - Further expand corporate infrastructure, sales organization and medical team / advisors.

# Product Distribution

- The Company has been significantly expanding its product distribution globally, based on the release of its latest evidence based studies.
- Partnered with IMCO, a major global distributor, with 2008 Gross Revenue of $2.3B supporting over 1,000 independent distributors
- Currently expanded the sales force to further penetrate existing customer base and new opportunities

- **Current Objectives:**
  - Enter Medicaid market which could result in as much as $10.0 million in revenue per state
  - Enter expanded distribution arrangements with Europe, United States, Middle East, South America, China, and Australia
  - Further expand the evidence based studies to provide more support during the sales cycle of the CellerateRX Brand

# Wound Care Market Place

- Our immediate market is the multi-billion dollar domestic and international wound care market.
- Primary buyers include physicians, clinics, hospitals, homecare, long term care and DME.
- Wound Care Innovations was formed with the sole purpose of bringing CellerateRX® and activated collagen-based products to market.
- WCI has exclusive distribution rights for CellerateRX® products for worldwide medical markets.
- The global diabetic community is expecting to rise from 189 million in 2003 to 324 million by 2025

**Pre-Marketing Activities**

- Have been FDA cleared for marketing for most wound types
- Feature HCPC codes for Medicare Reimbursement
- The Company has achieved the following in pre-marketing activities:
  - Developed all product packaging, marketing materials, and utilization documentation for CellerateRX® Gel and Powder;
  - Finalized all required filings for HCPC codes for reimbursement from Medicare;
  - Initiated evidence based studies and other clinical peer reviewed publications for CellerateRX®

# Diabetic Ulcers – a Global Concern

- According to the ADA, there are approximately 23.6 million people with diabetes
- It is estimated that 15-20% of these will develop a foot ulcer at some point in their lifetime
- 60% of LEAs occur in people with DM
- 85% of LEAs are preceded by foot ulcers
- Diabetic foot ulcers lead to over 82,000 amputations annually
- Direct and indirect costs of such LEAs can range from $20,000- $60,000
- Every 30 seconds a lower limb is lost somewhere in the world due to diabetes!


DIABETES











# Market Projections

**United Statement Market**

U.S. market for advanced wound care technologies is estimated to grow at an average annual growth rate of 12.3% over the next 5 years to reach over $4.6 billion.



*Source: BCC Research 2007*

**Middle East Statement Market**

Saudi Arabia, a country of over 12 million people, is a rapidly developing country where there has been a significant increase in the prevalence of diabetes mellitus.



*Source: World Health Organization*

**Europe Statement Market**

Europe's €900-million wound-care market is forecasted to reach an annual compound growth rate of 12.4% during the next five years.



*Source: Frost & Sullivan*

**Other Targeted Markets:**

- CHINA - INDIA - AFRICA - SOUTH AMERICA - MEXICO AND CENTRAL AMERICA

# Executive Team

**Scott Haire – CEO / Chairman**: Scott is founder of Wound Management Technologies, Inc. Prior to founding the business he was an employee of the Wound Care Innovations from November 1993 to June 1994. Previously, Scott was president of Preferred Payment Systems, a company specializing in electronic claims and insurance system related projects.

**Cathy Bradshaw – President of Wound Care Innovations, LLC**: Cathy has over 25 years of Healthcare clinical and middle and senior management experience. She has worked with numerous homecare, pharmacy and infusion services, long term care, and DME operations. Cathy has a Bachelor of Science in Nursing and a Masters Degree in Marketing

**Gilbert Valdez - Chief Operating Officer / Director**: Gilbert has previously been President and CEO of four major financial and healthcare corporations. Most recently, he served as CEO of Hospital Billing and Collection Services, Inc., a $550 million healthcare receivables financing entity located in Wilmington, DE; Medaphis Corporation, an interstate, multi-dimensional healthcare service agency based in Atlanta; and NEIC, a national consortium of 40 major insurance companies formed for development of electronic claim billing standards. Mr. Valdez has 30 years of senior healthcare receivables financing experience.

**Debbie Jenkins - Senior Vice President**: Debby has previously been the president of RetroMedx, LLC and Healthcare Computer Corporation. She is also currently on the board of directors of Virtual Health Technologies, Inc. and Private Access.

**Bob Stout – Chief Operating Officer**: Bob is a senior operations manager of Tektronix Texas LLC. Prior to this roll he has had various senior management positions with Nortel, InterVoice, and Honeywell including being the CFO at All American Modular, and EverSpan.

**Lucy Singleton – Chief Accounting Officer:** Lucy has been with the company for over five years and is an integral part of ensuring the financial operations are stable and operate in compliance with all SEC and GAAP filings.

**Barry Constantine – Project Consultant**: More than 30 years healthcare industry experience with a strong history of advancement within the biotechnology and medical device sectors. Professional skill set includes corporate and division level leadership of product development and project management for early stage and mature organizations. Extensive experience in the areas of pharmaceuticals, tissue engineering, wound healing and skin care.

**Araldo Cossutta - Director**: Araldo is President of Cossutta and Associates, an worldwide architectural firm based in New York City. Previously, he was a partner with I.M. Pei & Partners and a graduate of the Harvard Graduate School of Design and the Ecole des Beaux Arts in Paris. Mr. Cossutta was a significant shareholder and chairman in Personal Computer Card Corporation and also a large shareholder and director of Computer Integration Corporation from 1993 to 2000.

**Steven Evans - Director**: Steven is a Certified Public Accountant with Evans Miller & Warriner, PSC, an accounting firm which he established in 1976 in Barbourville, Kentucky. He is also a founder and active in PTRL, which operates contract research laboratories located in Kentucky, California and Germany. He is also a founder and active in the management of environmental, financial and hotel corporations in Kentucky and Tennessee.

**Robert Gross - Director**: Bob is President of R. E. Gross & Associates, providing consulting and systems projects for clients in the multi-location service, banking and healthcare industries. From 1987 to 1990, he was vice president-technical operations for Medaphis Physicians Service Corp., Atlanta, Georgia. Prior to that, he held executive positions with Chi-Chi's, Inc., Royal Crown and TigerAir. He also spent 13 years as an engineer with IBM.

**Thomas Kirchhofer - Director**: Thomas is president of Synergy Wellness Centers of Georgia, Inc. He is past president of the Georgia Chiropractic Association.

# Corporate Resources

**The Company has very strong partners that will enable them to significantly expand the business as opportunities present themselves.**

- **CPA (GAP)**
  - Evans, Mills, and Warriner (Barbersville, KY)
- **CPA (Audits)**
  - Pritcher, Siler, and Hardy (Salt Lake City, UT)
- **Legal Counsel**
  - Jackson Walker LLP, Richard Dahlson (Dallas, TX)
  - Colbert Johnston LLP, Robert Johnston (Flower Mound, TX)
- **Banking**
  - BB&T (Lexington, KY)
  - BB&T (Wheeling, WV)
- **Financial Consultant**
  - Richard Turi - Openshaw & Company President: Possess over 27 years Corporate Finance and Investment Banking focusing on small and mid-cap companies

# Financials

- WNDM is currently in the process of moving from OTC:BB to either AMEX or NASDAQ by end of Q409
- Estimated Sales & Net Income are based on current contracts and other opportunities expected to be realized)

| *(USD in Thousands)* | **2008** | **2009** | **2010** |
| --- | --- | --- | --- |
| Gross Revenue | 290 | 9,000 | 16,000 |
| Net Income | (800) | 4,700 | 9,900 |

**Share Structure (As of 31 Dec 2008)**

- Outstanding shares: 27,237,310
- Public float shares: 1,868,582

*The projections set forth above have been prepared by management on the basis of various assumptions deemed by management to be reasonable. There can be no assurances however, that the assumptions will prove to be accurate, and the projections may not correctly reflect the future operations of the companies.*

# Roadmap – 2009 - 2010

- Specialized approach to the diabetic and hard to treat wound marketplace
- Partnered with IMCO, a major global distributor, with 2008 Gross Revenue of $2.3 billion supporting over 1,000 independent distributors
- In multiple discussions with distributors in Europe, Middle East and the United States
- In advanced discussions to license or acquire three synergistic products to further expand the market penetration
- Business model enables the Company to significantly expand its product database without the immense R&D costs of a traditional pharmaceutical Company
- Product with greater than 60% profit margins targeting a billion dollar marketplace
- Solid management in place that holds a significant equity stake in the business
- Focused on moving to the NYSE Alternext by years end
- Targeting profitability by late second quarter 2009